Exhibit 99.1

MEREDITH REPORTS FISCAL 2021 FOURTH QUARTER AND FULL YEAR RESULTS
Fiscal 2021 Features Digital Advertising Revenue Surpassing Magazine; $254 Million Debt Reduction; and Agreement to Sell Local Media Group
Digital and Non-Political Advertising, Digital Consumer, and Licensing Drive Strong 4th Quarter Growth
DES MOINES, IA (August 12, 2021) – Meredith Corporation (NYSE: MDP) today reported fiscal 2021 fourth quarter and full year results as summarized below. All financial results refer to fiscal 2021 fourth quarter or full year and the comparable prior-year period unless otherwise stated.

	Three Months		Twelve Months
Periods ended June 30, 2021	Results	Variance from Prior Year	Results	Variance from Prior Year
(In millions)
Total revenues	$717.9	17%	$2,977.4	5%

Earnings from continuing operations	36.7	F	306.6	F
Net special items [1,2]	17.8	F	(22.9)	F
Earnings from continuing operations before special items [2]	54.5	F	283.7	91%
Adjusted EBITDA [2]	123.6	55%	682.9	25%
Net cash provided by operating activities	60.8	(51)%	398.6	30%
Free cash flow [2]	51.2	(55)%	363.4	45%
F represents favorable improvements greater than 100%.
1
Special items for the three months ended June 30, 2021, primarily consisted of transaction costs. Special items for the twelve months ended June 30, 2021, primarily consisted of the gain from the sale of Travel + Leisure brand, partially offset by transaction costs, severance and related benefit costs, integration and restructuring costs, and debt redemption costs.

2	See Tables 1-5 for supplemental disclosures regarding non-GAAP financial measures.
“We delivered strong operational performance in fiscal 2021 despite the many challenges presented by the COVID-19 pandemic, ending the year in a stronger financial and competitive position than when we started,” said Meredith Chairman and Chief Executive Officer Tom Harty. “From a strategic standpoint, fiscal 2021 was transformative. Our digital businesses are delivering record performance, and our agreed sale of the Local Media Group significantly strengthens our financial position.”

Driving strategic transformation in fiscal 2021

Revenues grew to $3.0 billion, up 5 percent. Earnings from continuing operations were $307 million, compared to a loss of $209 million. Adjusted EBITDA was $683 million, compared to $548 million.

Key accomplishments included:

•Digital advertising revenues surpassing magazine for the first time in Meredith’s history. Digital advertising grew 31 percent. Additionally, Meredith’s licensing and digital and other consumer driven revenues grew 27 percent and 25 percent, respectively.

•$254 million debt reduction, enabled by record Cash Flow from Operations and Free Cash Flow. Debt reduction was enabled by total company revenue performance along with proactive actions to enhance Meredith’s financial flexibility.

•Agreeing to sell Meredith’s Local Media Group for $2.825 billion, representing a 10x valuation. The transaction, which also includes spinning Meredith’s National Media Group, comprising digital and magazine, out to shareholders, is expected to advance the company’s financial priorities including reducing net debt, improving financial flexibility, optimizing capital allocation to high-potential opportunities, and providing returns to shareholders.

Delivering strong fiscal 2021 fourth quarter revenue and profit growth

Fiscal 2021 fourth quarter revenues grew 17 percent to $718 million. Key highlights included:

•80 percent increase in digital advertising revenues, driving 26 percent growth in total National Media Group advertising related revenues. Meredith continues to benefit from its proprietary technology platform that brings together strong content and trusted brands, unique taxonomy, and first party data.
•19 percent increase in licensing/digital and other consumer driven revenues. Performance was driven by Apple News+, strong sales of Better Homes & Gardens-branded products at Walmart, and performance marketing via retail partners, including Walmart, Amazon, and Target.
•50 percent increase in non-political spot advertising and a 5 percent increase in retransmission revenues. Non-political spot advertising growth was driven primarily by professional services, automotive, and gaming categories, while retransmission was driven primarily by renewals and annual escalation.
•7 percent increase in combined newsstand and subscription revenues. Newsstand performance was driven by more titles published and stronger consumer demand as the channel recovers from COVID-19-related declines. Subscription performance benefited from strong growth in solicitation channels that drive high lifetime subscriber value, including owned and operated digital properties, paid search, direct mail, and renewal campaigns.
Earnings from continuing operations were $37 million, compared to $6 million. Results included $18 million of special items, primarily transaction costs, compared to $6 million. Adjusted EBITDA was $124 million, compared to $80 million, reflecting strong digital, non-political advertising, and consumer revenue growth and positive cost leverage, partially offset by lower magazine advertising revenues.

Cash Flows from Operations and Free Cash Flow were $61 million and $51 million, respectively, compared to $124 million and $114 million, reflecting earnings growth and strong cash conversion driven by continued working capital improvements, however down as prior-year collections significantly outpaced revenue in the COVID period.

“We concluded the year with a strong fourth quarter performance as our digital business again delivered record results, including digital advertising revenues that surpassed magazine advertising for the third consecutive quarter, coupled with another quarter of licensing and digital consumer related growth,” Harty said. “Looking ahead, we believe Meredith is well-positioned for growth through the combination of our broad audience engagement and trusted brands across media platforms, our proprietary digital platform, and a stronger balance sheet we expect will enable future digital and consumer investments and capital returns to shareholders.”

CONFERENCE CALL PRESENTATION SLIDES AND WEBCAST

Visit ir.meredith.com to view a presentation related to fiscal 2021 fourth quarter and full year results and also listen to a conference call scheduled to begin this morning at 9:00 a.m. EDT.

RATIONALE FOR USE AND ACCESS TO NON-GAAP RESULTS

Management uses and presents GAAP and non-GAAP results to evaluate and communicate its performance. While non-GAAP measures should not be construed as alternatives to GAAP measures, management believes these non-GAAP measures are useful as an aid to further understand Meredith’s current performance, performance trends, and financial condition.

Free Cash Flow, earnings from continuing operations before special items, operating profit before special items, consolidated and segment adjusted EBITDA, consolidated and segment adjusted EBITDA margin, and net debt are common supplemental measures of performance used by investors and financial analysts. Management believes these measures provide additional analytical tools. Free Cash Flow is defined as net cash provided by operating activities less capital expenditures. This metric has been included as a measure of the Company’s liquidity and ability to fund its operations. Earnings from continuing operations before special items and operating profit before special items remove the impact of special items on earnings (loss) from continuing operations and operating profit (loss). Consolidated adjusted EBITDA is defined as earnings (loss) from continuing operations before interest expense, income taxes, depreciation, amortization, and special items. Segment adjusted EBITDA is defined as segment operating profit (loss) and non-operating income (expense), net before depreciation, amortization, and special items. These special items have been removed as they have been deemed to be non-operational in nature. Management does not use adjusted EBITDA as a measure of liquidity or funds available for management’s discretionary use because it excludes certain contractual and nondiscretionary expenditures. Net debt is defined as carrying value of total long-term debt less cash and cash equivalents. Net debt provides additional insight to the Company’s financial position.

Reconciliations of GAAP to non-GAAP measures are attached to this press release and at Meredith.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting the Company and its operations. Statements in this release that are forward-looking include, but are not limited to, statements related to the proposed merger, the spin-off, and Meredith’s future financial strength and growth opportunities following the spin-off. Forward-looking statements can be identified by words such as may, should, expects, provides, anticipates, assumes, can, will, meets, could, likely, intends, might, predicts, seeks, would, believes, estimates, plans, continues, guidance, or outlook, or variations of these words or similar expressions.

Actual results may differ materially from those currently anticipated. Factors that could cause actual results to differ materially from those projected in the forward-looking statements include the following: market conditions; the impact of the COVID-19 pandemic; downturns in global, national, and/or local economies; a softening of the domestic advertising market; world, national or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients or vendors; the integration of acquired businesses; changes in consumer reading, purchasing, and/or television viewing patterns; increases in paper, postage, printing, syndicated programming, or other costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company's industries; the parties’ ability to consummate the previously announced proposed merger and spin-off; the conditions to the completion of the transactions, including the receipt of approval of Meredith’s shareholders; the regulatory approvals required for the proposed merger not being obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion, and accounting and tax treatments of the transactions; potential inability to retain key employees; Meredith’s ability to operate successfully as a standalone business post-transaction; the ability to obtain financing on the expected terms; changes in interest rates; the consequences of acquisitions and/or dispositions; and Meredith’s ability to comply with the terms of its debt financing. Additional information concerning these and other risk factors can be found in Meredith’s and Gray Television Inc.’s (“Gray”) filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Such risk factors may be amplified by the COVID-19 pandemic and its potential impact on the Company’s business and the global economy. Meredith, SpinCo (defined below), and Gray assume no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events, or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

ABOUT MEREDITH CORPORATION

Meredith Corporation (NYSE: MDP) a leading media company for nearly 120 years, produces service journalism that engages audiences with essential, inspiring, and trusted content. Meredith reaches consumers where they are across multiple platforms including digital, video, magazine, and broadcast television. Meredith's National Media Group reaches nearly 95 percent of all U.S. women and more than 190 million unduplicated American consumers every month through such iconic brands as PEOPLE, Better Homes & Gardens, Allrecipes, Southern Living, and REAL SIMPLE. Meredith’s premium digital network reaches more than 150 million consumers each month. The Company is the No. 1 U.S. magazine operator with 36 million subscribers and the No. 2 global licensor with robust brand licensing activities that include a Better Homes & Gardens partnership with Walmart. Meredith's Local Media Group portfolio includes 17 television stations reaching 11 percent of U.S. households and 30 million viewers. Meredith’s portfolio is concentrated in large, fast-growing markets, with seven stations in the nation’s Top 25 markets, including Atlanta, Phoenix, St. Louis, and Portland, and 13 stations in the Top 50.

Additional information and where to find it
This communication is not a solicitation of a proxy from any shareholder of the Company. In connection with the proposed merger and spin-off, the Company intends to file relevant materials with the SEC, including a proxy statement. In addition, the new public company to be spun-off and which will retain the name Meredith Corporation (“SpinCo”) intends to file a registration statement on Form 10 with respect to its common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SPINCO, GRAY, THE PROPOSED MERGER AND THE SPIN-OFF. The proxy statement and Form 10, and other relevant materials (when they become available), and any other documents filed by the Company, SpinCo, and Gray with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by the Company may also be obtained for free from the Company’s Investor Relations web site (http://ir.meredith.com) or by directing a request to the Company’s Shareholder/Financial Analyst contact, Mike Lovell, Executive Director of Corporate Communications, at 515-284-3622.

Participants in the solicitation
The Company and Gray and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of the Company in connection with the proposed merger and spin-off. Information about Gray’s directors and executive officers is available in Gray’s definitive proxy statement, dated March 25, 2021, for its 2021 annual meeting of shareholders. Information about the Company’s directors and executive officers is available in the Company’s definitive proxy statement, dated September 25, 2020, for its 2020 annual meeting of shareholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and Form 10 registration statement regarding the proposed merger and spin-off that the Company and SpinCo will file with the SEC when they become available.

-- # # # --

Shareholder/Financial Analyst Contact:	Media Contact:
Mike Lovell	Erica Jensen
Executive Director, Corporate Communications	Chief Communications Officer
Phone: (515) 284-3622	Phone: (515) 284-3404
E-mail: Mike.Lovell@meredith.com	E-mail: Erica.Jensen@meredith.com

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Earnings (Loss) (Unaudited)

	Three Months		Twelve Months
Periods ended June 30,	2021	2020	2021	2020
(In millions except per share data)
Revenues
Advertising related	$338.4	$260.0	$1,525.6	$1,399.0
Consumer related	354.5	331.1	1,370.6	1,348.7
Other	25.0	20.1	81.2	100.9
Total revenues	717.9	611.2	2,977.4	2,848.6
Operating expenses
Production, distribution, and editorial	264.7	236.4	1,024.5	1,047.6
Selling, general, and administrative	331.8	295.7	1,278.3	1,259.1
Acquisition, disposition, and restructuring related activities	17.7	6.7	(49.8)	26.8
Depreciation and amortization	28.6	49.3	163.0	219.9
Impairment of goodwill and other long-lived assets	—	—	—	389.3
Total operating expenses	642.8	588.1	2,416.0	2,942.7
Income (loss) from operations	75.1	23.1	561.4	(94.1)
Non-operating income (expense), net	2.9	(0.3)	10.8	(1.3)
Interest expense, net	(37.9)	(33.4)	(178.6)	(145.8)
Earnings (loss) from continuing operations before income taxes	40.1	(10.6)	393.6	(241.2)
Income tax benefit (expense)	(3.4)	16.8	(87.0)	32.2
Earnings (loss) from continuing operations	36.7	6.2	306.6	(209.0)
Loss from discontinued operations, net of income taxes	—	—	—	(25.3)
Net earnings (loss)	$36.7	$6.2	$306.6	$(234.3)

Basic earnings (loss) per share attributable to common shareholders
Continuing operations	$0.75	$(3.84)	$6.31	$(9.85)
Discontinued operations	—	—	—	(0.56)
Basic earnings (loss) per common share	$0.75	$(3.84)	$6.31	$(10.41)
Basic average common shares outstanding	46.3	45.8	46.2	45.7

Diluted earnings (loss) per share attributable to common shareholders
Continuing operations	$0.74	$(3.84)	$6.27	$(9.85)
Discontinued operations	—	—	—	(0.56)
Diluted earnings (loss) per common share	$0.74	$(3.84)	$6.27	$(10.41)
Diluted average common shares outstanding	46.9	45.8	46.5	45.7

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months		Twelve Months
Periods ended June 30,	2021	2020	2021	2020
(In millions)
Revenues
Advertising related
National media	$235.5	$187.6	$964.4	$993.4
Local media	103.8	73.1	566.1	407.9
Intersegment revenue elimination	(0.9)	(0.7)	(4.9)	(2.3)
Total advertising related	338.4	260.0	1,525.6	1,399.0
Consumer related
National media	258.4	240.1	992.8	1,000.8
Local media	96.1	91.0	377.8	347.9
Total consumer related	354.5	331.1	1,370.6	1,348.7
Other
National media	21.0	16.9	66.3	87.4
Local media	4.0	3.2	14.9	13.5
Total other	25.0	20.1	81.2	100.9
Total revenues	$717.9	$611.2	$2,977.4	$2,848.6

Operating profit (loss)
National media	$70.6	$6.8	$351.2	$(167.7)
Local media	47.7	28.4	314.0	146.0
Unallocated corporate	(43.2)	(12.1)	(103.8)	(72.4)
Income (loss) from operations	$75.1	$23.1	$561.4	$(94.1)

Impairment of goodwill and other long-lived assets
National media	$—	$—	$—	$367.0
Local media	—	—	—	22.3
Total impairment of goodwill and other long-lived assets	$—	$—	$—	$389.3

Depreciation and amortization
National media	$21.6	$39.1	$129.9	$176.5
Local media	6.7	9.6	31.5	38.9
Unallocated corporate	0.3	0.6	1.6	4.5
Total depreciation and amortization	$28.6	$49.3	$163.0	$219.9

Adjusted EBITDA [1]
National media	$93.1	$47.8	$392.3	$382.6
Local media	54.7	38.1	353.8	210.5
Unallocated corporate	(24.2)	(5.9)	(63.2)	(44.9)
Total adjusted EBITDA	$123.6	$80.0	$682.9	$548.2
1     Adjusted EBITDA is earnings (loss) from continuing operations before interest expense, income taxes, depreciation, amortization, and special items.

Continued

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months		Twelve Months
Years ended June 30,	2021	2020	2021	2020
(In millions)
Revenues
National media
Digital	$123.1	$68.4	$491.8	$376.8
Magazine	100.7	107.4	426.5	553.5
Third party sales	11.7	11.8	46.1	63.1
Total advertising related	235.5	187.6	964.4	993.4
Subscription	150.1	150.8	564.7	611.8
Newsstand	38.4	25.1	150.0	150.8
Licensing	33.9	28.3	124.9	98.0
Affinity marketing	14.1	17.2	62.3	67.4
Digital and other consumer driven	21.9	18.7	90.9	72.8
Total consumer related	258.4	240.1	992.8	1,000.8
Project based	14.7	11.8	50.4	56.7
Other	6.3	5.1	15.9	30.7
Total other	21.0	16.9	66.3	87.4
Total national media	514.9	444.6	2,023.5	2,081.6
Local media
Non-political spot	72.6	48.5	279.2	285.6
Political spot	1.7	6.4	175.4	23.9
Digital	5.2	4.2	19.0	17.7
Third party sales	24.3	14.0	92.5	80.7
Total advertising related	103.8	73.1	566.1	407.9
Retransmission	95.9	91.0	377.0	347.9
Digital and other consumer driven	0.2	—	0.8	—
Total consumer related	96.1	91.0	377.8	347.9
Other	4.0	3.2	14.9	13.5
Total local media	203.9	167.3	958.8	769.3
Intersegment revenue elimination	(0.9)	(0.7)	(4.9)	(2.3)
Total revenues	$717.9	$611.2	$2,977.4	$2,848.6

Meredith Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

Assets	June 30, 2021	June 30, 2020
(In millions)
Current assets
Cash and cash equivalents	$240.2	$132.4
Accounts receivable, net	501.1	461.9
Inventories	29.3	34.2
Current portion of subscription acquisition costs	225.6	213.2
Other current assets	115.9	43.1
Total current assets	1,112.1	884.8
Property, plant, and equipment, net	360.6	399.9
Operating lease assets	371.0	404.6
Subscription acquisition costs	180.4	221.6
Other assets	265.6	232.4
Intangible assets, net	1,556.8	1,647.5
Goodwill	1,719.3	1,719.3
Total assets	$5,565.8	$5,510.1

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long-term debt	$4.1	$4.1
Current portion of operating lease liabilities	36.2	35.2
Accounts payable	185.1	121.1
Accrued expenses and other liabilities	237.7	168.1
Current portion of unearned revenues	396.4	403.2
Total current liabilities	859.5	731.7
Long-term debt	2,741.9	2,981.8
Operating lease liabilities	432.1	466.7
Unearned revenues	218.8	267.5
Deferred income taxes	462.4	463.8
Other noncurrent liabilities	199.0	210.4
Total liabilities	4,913.7	5,121.9

Shareholders’ equity
Common stock	40.6	40.3
Class B stock	5.1	5.1
Additional paid-in capital	178.5	227.6
Retained earnings	506.3	197.6
Accumulated other comprehensive loss	(78.4)	(82.4)
Total shareholders’ equity	652.1	388.2
Total liabilities and shareholders' equity	$5,565.8	$5,510.1

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

Twelve months ended June 30,	2021	2020
(In millions)
Net cash provided by operating activities	$398.6	$306.6

Cash flows from investing activities
Acquisitions of and investments in businesses and assets, net of cash acquired	—	(23.1)
Net proceeds from disposition of assets, net of cash sold	64.3	78.3
Additions to property, plant, and equipment	(35.2)	(55.4)
Other	10.4	3.3
Net cash provided by investing activities	39.5	3.1

Cash flows from financing activities
Proceeds from issuance of long-term debt	—	1,085.0
Repayments of long-term debt	(262.7)	(410.0)
Redemption of warrants	(67.0)	—
Redemption of preferred stock	—	(722.0)
Dividends paid	—	(139.5)
Debt issuance costs paid	—	(26.6)
Purchases of Company stock	(2.9)	(4.7)
Proceeds from common stock issued	3.6	1.9
Payment of acquisition related contingent consideration	(1.0)	—
Financing lease payments	(0.8)	(0.8)
Net cash used in financing activities	(330.8)	(216.7)
Effect of exchange rate changes on cash and cash equivalents	0.5	(0.5)
Change in cash held-for-sale	—	(5.1)
Net increase in cash and cash equivalents	107.8	87.4
Cash and cash equivalents at beginning of period	132.4	45.0
Cash and cash equivalents at end of period	$240.2	$132.4

Table 1
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following tables show earnings (loss) from continuing operations as reported under accounting principles generally accepted in the United States of America (GAAP) and excluding the special items. Earnings from continuing operations before special items are non-GAAP measures. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

	Three Months		Twelve Months
Periods ended June 30,	2021	2020	2021	2020
(In millions except per share data)
Earnings (loss) from continuing operations	$36.7	$6.2	$306.6	$(209.0)
Special items
Gain on sale of businesses and assets	—	—	(97.6)	(8.7)
Severance and related benefit costs	0.3	2.1	14.6	14.1
Transaction costs	13.9	—	22.0	—
Integration and restructuring costs	3.5	6.8	13.4	23.6
Extinguishment loss	—	—	11.9	—
Pension settlements	(0.7)	1.1	1.1	14.0
Write-down of impaired assets	—	—	—	389.3
Release of lease guarantee	—	—	—	(8.0)
Loss (gain) on investment	—	—	(3.6)	1.1
Other	—	(2.1)	(2.2)	(1.7)
Special items subtotal	17.0	7.9	(40.4)	423.7
Tax expense (benefit) on special items	0.8	(2.0)	17.5	(66.2)
Net special items	17.8	5.9	(22.9)	357.5
Earnings from continuing operations before special items (non-GAAP)	$54.5	$12.1	$283.7	$148.5

Diluted earnings per share attributable to common shareholders before special items (non-GAAP)
Continuing operations	$0.74	$(3.84)	$6.27	$(9.85)
Per share impact of net special items	0.37	3.70	(0.47)	11.39
Diluted earnings per share from continuing operations before special items (non-GAAP)	$1.11	$(0.14)	$5.80	$1.54

Table 2
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items
The following tables show results of operations as reported under GAAP and excluding the special items. Results of operations excluding the special items are non-GAAP measures. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Adjusted EBITDA
Consolidated adjusted EBITDA, which is reconciled to net earnings in the following tables, is defined as earnings from continuing operations before interest expense, income taxes, depreciation, amortization, and special items.

Segment adjusted EBITDA is a measure of segment operating profit (loss) and non-operating income (expense), net before depreciation, amortization, and special items. Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by segment revenues.

Three months ended June 30, 2021	National Media	Local Media	Unallocated Corporate	Total
(In millions)
Revenues	$514.9	$203.9

Net earnings				$36.7
Income tax expense				3.4
Interest expense, net				37.9
Non-operating income, net				(2.9)
Operating profit	$70.6	$47.7	$(43.2)	75.1
Special items included in operating profit
Transaction costs	—	—	13.9	13.9
Integration and restructuring costs	—	—	3.5	3.5
Severance and related benefit costs	0.3	—	—	0.3
Total special items included in operating profit	0.3	—	17.4	17.7
Operating profit before special items (non-GAAP)	70.9	47.7	(25.8)	92.8
Non-operating income, net	0.6	0.3	2.0	2.9
Special item included in non-operating income, net - pension settlements	—	—	(0.7)	(0.7)
Depreciation and amortization	21.6	6.7	0.3	28.6
Adjusted EBITDA (non-GAAP)	$93.1	$54.7	$(24.2)	$123.6

Segment operating margin	13.7%	23.4%
Segment adjusted EBITDA margin	18.1%	26.8%

Table 2 Continued

Three months ended June 30, 2020	National Media	Local Media	Unallocated Corporate	Total
(In millions)
Revenues	$444.6	$167.3

Net earnings				$6.2
Income tax benefit				(16.8)
Interest expense, net				33.4
Non-operating expense, net				0.3
Operating profit	$6.8	$28.4	$(12.1)	23.1
Special items included in operating profit
Integration and restructuring costs	1.8	—	5.0	6.8
Severance and related benefit costs	1.9	—	0.2	2.1
Other	(2.1)	—	—	(2.1)
Total special items included in operating profit	1.6	—	5.2	6.8
Operating profit before special items (non-GAAP)	8.4	28.4	(6.9)	29.9
Non-operating income (expense), net	0.3	0.1	(0.7)	(0.3)
Special item included in non-operating income (expense), net – pension settlements	—	—	1.1	1.1
Depreciation and amortization	39.1	9.6	0.6	49.3
Adjusted EBITDA (non-GAAP)	$47.8	$38.1	$(5.9)	$80.0

Segment operating margin	1.5%	17.0%
Segment adjusted EBITDA margin	10.8%	22.8%

Table 3
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items
The following tables show results of operations as reported under GAAP and excluding the special items. Results of operations excluding the special items are non-GAAP measures. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Adjusted EBITDA
Consolidated adjusted EBITDA, which is reconciled to net earnings (loss) in the following tables, is defined as earnings (loss) from continuing operations before interest expense, income taxes, depreciation, amortization, and special items.

Segment adjusted EBITDA is a measure of segment operating profit (loss) and non-operating income (expense), net before depreciation, amortization, and special items. Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by segment revenues.

Twelve months ended June 30, 2021	National Media	Local Media	Unallocated Corporate	Total
(In millions)
Revenues	$2,023.5	$958.8

Net earnings				$306.6
Income tax expense				87.0
Interest expense, net				178.6
Non-operating income, net				(10.8)
Operating profit	$351.2	$314.0	$(103.8)	561.4
Special items included in operating profit
Gain on sale of businesses and assets	(97.6)	—	—	(97.6)
Severance and related benefit costs	6.7	7.3	0.6	14.6
Integration and restructuring costs	0.6	—	12.8	13.4
Transaction costs	—	—	22.0	22.0
Other	(1.2)	—	(1.0)	(2.2)
Total special items included in operating profit	(91.5)	7.3	34.4	(49.8)
Operating profit before special items (non-GAAP)	259.7	321.3	(69.4)	511.6
Non-operating income, net	6.3	1.0	3.5	10.8
Special items included in non-operating income, net
Pension settlements	—	—	1.1	1.1
Gain on investment	(3.6)	—	—	(3.6)
Total special items included in non-operating income, net	(3.6)	—	1.1	(2.5)
Depreciation and amortization	129.9	31.5	1.6	163.0
Adjusted EBITDA (non-GAAP)	$392.3	$353.8	$(63.2)	$682.9

Segment operating margin	17.4%	32.7%
Segment adjusted EBITDA margin	19.4%	36.9%

Table 3 Continued

Twelve months ended June 30, 2020	National Media	Local Media	Unallocated Corporate	Total
(In millions)
Revenues	$2,081.6	$769.3

Net loss				$(234.3)
Loss from discontinued operations, net of income taxes				25.3
Loss from continuing operations				(209.0)
Income tax benefit				(32.2)
Interest expense, net				145.8
Non-operating expense, net				1.3
Operating profit (loss)	$(167.7)	$146.0	$(72.4)	(94.1)
Special items included in operating profit (loss)
Write-down of impaired assets	367.0	22.3	—	389.3
Integration and restructuring costs	5.1	—	18.5	23.6
Severance and related benefit costs	8.1	2.3	3.7	14.1
Gain on sale of businesses and assets	(8.7)	—	—	(8.7)
Other	(2.1)	—	0.4	(1.7)
Total special items included in operating profit (loss)	369.4	24.6	22.6	416.6
Operating profit before special items (non-GAAP)	201.7	170.6	(49.8)	322.5
Non-operating income (expense), net	11.3	1.0	(13.6)	(1.3)
Special items included in non-operating income (expense), net
Pension settlements	—	—	14.0	14.0
Release of lease guarantee	(8.0)	—	—	(8.0)
Loss on investment	1.1			1.1
Total special items included in non-operating income (expense), net	(6.9)	—	14.0	7.1
Depreciation and amortization	176.5	38.9	4.5	219.9
Adjusted EBITDA (non-GAAP)	$382.6	$210.5	$(44.9)	$548.2

Segment operating margin	(8.1)%	19.0%
Segment adjusted EBITDA margin	18.4%	27.4%

Table 4

Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Free Cash Flow – The following table presents net cash provided by operating activities as reported under GAAP and additions to property, plant, and equipment also as reported under GAAP. Free Cash Flow is a non-GAAP measure. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

	Three Months		Twelve Months
Periods ended June 30,	2021	2020	2021	2020
(In millions)
Net cash provided by operating activities	$60.8	$123.6	$398.6	$306.6
Less: additions to property, plant, and equipment	(9.6)	(9.8)	(35.2)	(55.4)
Free cash flow	$51.2	$113.8	$363.4	$251.2

Table 5

Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Net Debt – The following table presents long-term debt as reported under GAAP and cash and cash equivalents also reported under GAAP. Net debt is a non-GAAP measure. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

(In millions)	June 30, 2021
Long-term debt outstanding	$2,791.3
Less: cash and cash equivalents	(240.2)
Net debt (non-GAAP)	$2,551.1